AMENDMENT

         THIS AMENDMENT (the "Amendment") is made and entered into as of __________, 2007 by and between BIOSTAR PHARMACEUTICALS, INC., a Maryland corporation (the "Company"), with headquarters located at Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000, and_____________________ ( the
"Purchaser").

                                    RECITALS

         WHEREAS, the Company and the Purchaser entered into a Preferred Stock and Warrant Purchase Agreement as of _________, 2007 pursuant to which the Purchaser purchases shares of the Company's Series A Convertible Stock and the Common Stock Purchase Warrants (the "Agreement"); and

         WHEREAS, the Company and the Purchaser wish to amend the Agreement as set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and obligations set forth herein, the Company and the Purchaser hereby agree as follows:

ARTICLE I

                                    AMENDMENT

         1. Amendment to Section 1.1 of the Agreement. The reference to "the Company" in the eighth line of Section 1.1 of the Agreement shall be deleted and "the Purchaser" shall be substituted therefor.

         2. Amendment to Section 4.2 of the Agreement. Section 4.2 of the Agreement shall be deleted in its entirety and replaced with following:

               "Securities Laws; Disclosure; Press Release. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D."



         3. Amendment to Section 4.6 of the Agreement. Section 4.6 of the Agreement shall be deleted in its entirety and replaced with as the following:

         " 4.6 Conversion.

                 (i) Each share of Series A Preferred Stock is convertible into shares of Common Stock at the Conversion Price (as such term hereinafter defined) for such share, determined as hereafter provided, immediately upon the valuation of the Common Stock by the Valuation Firm (as defined below) (the "Conversion Trigger Date"). Prior to the initial filing of a registration statement under the Securities Act of 1933, the corporation shall obtain from a

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person, firm or entity engaged in the business of providing evaluations or appraisals of the value of securities of companies which is selected in good faith by the Board of Directors of the corporation and is independent of the corporation (the "Valuation Firm") a valuation of the Common Stock on a per share basis (the "Valuation Price"). For purposes hereof, the term "Conversion Price" shall mean the price equal to the product obtained by multiplying (x) 1/3, times (y) 80% of the Valuation Price. The number of shares of Common Stock issuable upon conversion of one share of Series A Preferred shall be the quotient obtained by dividing (A) $10 by (B) the Conversion Price. The number of Shares of Common Stock which may be issued upon converision of the Series A Preferred shall be no more than 2 million shares. No fractional shares of Common Stock may be issued upon the conversion of any share or shares of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. The Conversion Price shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the corporation's Common Stock. In the event that no registration statement is effective after the Conversion Trigger Date for the sale or re-sale of the Common Stock issuable upon conversion, the corporation may deliver restricted Common Stock upon conversion. Except as set forth herein, neither the corporation nor any holder of Series A Preferred shall have the right to convert, or require the conversion of, Series A Preferred into Common Stock or any other security or property of the corporation or any other person.

              (ii) Mechanics of Conversion. Beginning on the Conversion Trigger Date, any holder of the Series A Preferred may deliver or cause to be delivered a notice to the corporation (A) stating that such holder wishes to convert the Series A Preferred ; (B) setting forth the number of full shares of Common Stock to be issued due to such conversion as determined in accordance with this Section (4.6)(i); (C) surrendering the Series A Preferred certificate in exchange for a Common Stock certificate representing the number of shares into which such holder's Series A Preferred will be converted. The person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time."

         4. Amendment to Form of Warrant. The Form of Warrant shall be restated as in Exhibit A. Upon presentation and surrender of the original Warrant to the Company, a new Warrant will be issued to the Holder within five (5) business days.





                                   ARTICLE II

                                  MISCELLANEOUS

1. Amendments. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement. The parties agree that the Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

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         2. Survival of Representations and Warranties. All express, written representations and warranties contained in the Agreement shall survive the execution and delivery of this Amendment.

         3. Headings. The section headings contained in this Amendment are for purposes of convenience only, and shall in no way bear upon the construction or interpretation of this Amendment.

         4. Entire Agreement. This Agreement contains the entire agreement between the Company and the Purchaser and shall be binding upon and inure to the benefit of each party. Except as set forth in the Agreement, as amended hereby, no representations, warranties or promises have been made or relied upon by the Company or the Purchaser in entering into the Agreement or this Amendment. The Agreement, as amended hereby, shall prevail over prior communications between the Company and the Purchaser or their representatives regarding the matters contained herein.

         5. Modification and Waiver. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar. No waiver shall be binding unless executed in writing by the party making the waiver.

         6. Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. Severability. The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provisions.

         8. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9. Governing Law. This Amendment, its validity, interpretation and performance shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.


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         IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date hereof.

COMPANY:

BIOSTAR PHARMACEUTICALS, INC.



By:
         -----------------------------------------------------
         Name:    Ronghua Wang
         Title:   President




PURCHASERS:



By:
         -----------------------------------------------------
         Name:
         Title:



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